UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

On March 18, 2011, Attitude Drinks Incorporated filed a Form 8-K (the “Original Report”). This Current Report on Form 8-K/A amends the information provided in Item 9.01 of the Original Report by providing further exhibits. No other changes to the information contained in the Original Report have been made.

Item 1.01.    Entry into a Material Definitive Agreement.

On March 17, 2011, the Company closed on convertible debt financing in the principal gross amount of $600,000 with an interest rate of 10%. The due date for the notes is September 17, 2012.  One Class A Common Stock Purchase Warrant was issued for every share which would be issued on the closing date assuming the complete conversion of the notes on the closing date at the conversion price. The exercise price to acquire a Warrant Share upon exercise of a Class A Warrant is equal to $.02, subject to reduction as described in the Class A Warrant.  The Class A Warrants are exercisable until five years after the issue date of the Class A Warrants.  Subscribers in the offering included holders of the Company’s senior secured notes and warrants.

The net proceeds of the financing, after deducting placement agent fees and the estimated offering expenses borne by the Company, will be used for inventory and product production, promotion expenses and working capital of the Company.  The placement agent is also entitled to warrants to purchase the Company’s common stock equal to ten percent of the Class A Warrants issued.  Company insiders, including Roy Warren, CEO, and Tommy Kee, CFO, agreed to lock-up their shares as part of the transaction.  Copies of the transaction documents are included as Exhibits to this Form 8-K.

At March 17, 2011, the Company had 58,482,017 shares of common stock issued and outstanding.

Item 3.02.    Unregistered Sales of Equity Securities

In connection with the financing set forth above in Item 1.01, which is incorporated by reference herein, the Company issued Convertible Promissory Notes in the aggregate principal amount of $600,000 and related Class A Warrants to purchase 39,735,100 shares. The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and/or had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Subscription Agreement
10.2	Form of Convertible Promissory Note (1)
10.3	Form of Class A Common Stock Purchase Warrant(1)
10.4	Form of Third Amendment and Consent Agreement (1)
10.5	Escrow Agreement
10.6	Placement Agent Agreement
(1) previously filed with Form 8-K dated March 17, 2011, filed March 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011

ATTITUDE DRINKS INCORPORATED

By: /s/Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer